UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2008

New Horizons Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17840	22-2941704
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One W. Elm Street, Suite 125
Conshohocken, PA		19428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 484-567-3000

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2008, the Board of Directors (the “Board”) of New Horizons Worldwide, Inc. (the “Company”) adopted certain amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”).  The amendments (collectively, the “Amendment”) added a new Section 1.4, Nominations and Proposals by Stockholders, to the By-Laws.  The Amendment was effective immediately upon adoption by the Board and sets forth, among other things: (i) the requirements for a stockholder to be eligible to make a proposal for consideration or a nomination for director at the Company’s annual meeting and any special meeting; (ii) certain advance notice requirements for stockholder proposals and nominations; (iii) expanded information required from a stockholder submitting a proposal or nomination to include information regarding any agreements the stockholder has with affiliates or third parties concerning the proposal or nomination and any economic arrangements the stockholder has with respect to the Company’s stock; and (iv) requirements that a stockholder submitting a proposal or nomination provide other information that would be required to be disclosed in a proxy solicitation regarding such proposal or nomination.

The foregoing description of the Amendment is qualified in its entirety by reference to the By-Laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1              Amended and Restated By-Laws of the Company, as amended through December 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Horizons Worldwide, Inc.

December 19, 2008	By:	/s/ CHARLES J. MALLON
Name: Charles J. Mallon
Title: Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of the Company, as amended through December 11, 2008